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INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement on Form S-8 of Fine Host Corporation of our report dated July 29, 1994, appearing in Fine Host Corporation's Prospectus filed in connection with its Registration Statement on Form S-1 (Registration No. 333-2906), filed on March 29, 1996, as amended by Amendment Nos. 1, 2, and 3 filed on May 7, 1996, June 3, 1996, and June 19, 1996.

/s/ Deloitte & Touche LLP

DELOITTE & TOUCHE LLP

Cleveland, Ohio
January 3, 1997